UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 9, 2004

CTS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

905 West Boulevard North, Elkhart, IN	46514
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 574-293-7511

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Regulation FD Disclosure.
On July 9, 2004, CTS Corporation issued a press release announcing that the Board of Directors had authorized a systematic program for the repurchase of up to 1 million shares of its outstanding shares of Common Stock, for cash, in the open market on the New York Stock Exchange and in privately negotiated transactions. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Exhibits.

The following exhibit is filed with this report:

Exhibit No. Exhibit Description
99.1 Press Release dated July 9, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS Corporation

/s/ Vinod M. Khilnani

By: Vinod M. Khilnani Senior Vice President and Chief Financial Officer

Dated: July 9, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated July 9, 2004

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